Exhibit 4.9

EIGHTH SUPPLEMENTAL INDENTURE TO THE
INDENTURE, DATED JUNE 20, 2013
THIS EIGHTH SUPPLEMENTAL INDENTURE to the Indenture (as defined below), dated as of May 1, 2020 (the “Eighth Supplemental Indenture”), among INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a company duly organized and existing under the laws of the State of Delaware (“IRGH”), INGERSOLL-RAND COMPANY, a company duly organized and existing under the laws of the State of New Jersey (“IRNJ”), TRANE TECHNOLOGIES PLC (f/k/a INGERSOLL-RAND PLC), a public limited company duly incorporated and existing under the laws of Ireland (“Trane plc”), TRANE TECHNOLOGIES LUXEMBOURG FINANCE S.A. (f/k/a INGERSOLL-RAND LUXEMBOURG FINANCE S.A.), a Luxembourg public company limited by shares (société anonyme) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 189.791 (“Trane Lux”), TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.à.r.l.. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à.r.l..), a Luxembourg limited liability company (société à responsabilité limitée) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 182.971 and with a share capital of USD 20,000 (“Trane Lux International”), TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY (f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY), a company duly incorporated and existing under the laws of Ireland (“Trane Ireland”), TRANE TECHNOLOGIES HOLDCO INC., a corporation duly organized and existing under the laws of the State of Delaware (“Trane Holdco”), and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, acting as Trustee under the Indenture, as defined herein (the “Trustee”).
RECITALS:
WHEREAS, IRGH, Trane Lux, IRNJ, Trane plc, Trane Lux International, Trane Ireland and the Trustee are parties to that certain Indenture, dated as of June 20, 2013, as supplemented by the First Supplemental Indenture dated as of June 20, 2013, the Second Supplemental Indenture dated as of June 20, 2013, the Third Supplemental Indenture dated as of June 20, 2013, the Fourth Supplemental Indenture dated as of November 20, 2013, the Fifth Supplemental Indenture dated as of October 28, 2014, the Sixth Supplemental Indenture dated as of December 18, 2015 and the Seventh Supplemental
Indenture dated as of April 5, 2016 (collectively, the “Indenture”);
WHEREAS, IRGH is the “Issuer” as defined in the Indenture;
WHEREAS, IRGH and Trane Holdco have entered into a Stock Power Agreement and Subscription Agreement, pursuant to which IRGH has contributed its ownership interest in IRNJ to Trane Holdco on the date hereof;
WHEREAS, Section 801(a) of the Indenture provides, among other things, that IRGH, as Issuer under the Indenture, shall not sell, convey or lease all or substantially all of its property to any other Person unless the acquiring Person (1) expressly assumes the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the Indenture, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IRGH as Issuer under the Indenture and (2) is a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or as otherwise permitted under the Indenture;

WHEREAS, Trane Holdco is hereby assuming, as successor Issuer, contemporaneously with the consummation of the contribution by IRGH of its ownership interest in IRNJ to Trane Holdco, under the Indenture, (1) the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the Indenture and (2) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IRGH under the Indenture;
WHEREAS, pursuant to Section 803(a) of the Indenture, IRGH as predecessor corporation, under the Indenture would be relieved of all obligations and covenants under the Indenture and the Securities;
WHEREAS, notwithstanding Section 803(a), IRGH hereby guarantees the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the Indenture;
WHEREAS, Section 901 of the Indenture provides, among other things, that, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to (1) add guarantees with respect to the Senior Notes and (2) to evidence the succession of another corporation to the Issuer and the assumption by any such successor of the covenants of the Issuer under the Indenture and in the Securities;
WHEREAS, Trane Holdco has determined that this Eighth Supplemental Indenture complies with Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Eighth Supplemental Indenture is in form satisfactory to it; and
WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Eighth Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
WITNESSETH:
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE ONE
DEFINITIONS
Section 101. Capitalized terms in this Eighth Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.
Section 102. “Supplemented Indenture” shall mean the Indenture as supplemented by this Eighth Supplemental Indenture.
ARTICLE TWO
THE SUCCESSOR ISSUER

Section 201. Trane Holdco represents and warrants to the Trustee as follows:
(a)Trane Holdco is a solvent, duly incorporated corporation and validly existing under the laws of the State of Delaware.
(b)The execution, delivery and performance by it of this Eighth Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
(c)Immediately following the consummation of the contribution, and after giving effect thereto, no default in the performance or observance by IRGH or Trane Holdco, as the case may be, of any of the terms, covenants, agreements or conditions in respect of the Securities contained in the Indenture shall have occurred and be continuing.
Section 202. In accordance with Section 801(a) of the Indenture, Trane Holdco hereby expressly assumes under the Indenture, (1) the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the Indenture, according to their tenor and (2) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IRGH under the Indenture.
Section 203. Pursuant to Section 803(a) of the Indenture, Trane Holdco hereby succeeds to, and is substituted for, and may exercise every right and power of, IRGH as Issuer under the Indenture and the Securities with the same effect as if Trane Holdco had been named as “Issuer” in the Indenture and the Securities; and IRGH is hereby relieved of all obligations and covenants under the Indenture and the Securities as “Issuer.”
Section 204. Nothing in this Eighth Supplemental Indenture shall alter the rights, duties or obligations of the Issuer nor the other Guarantors under the Indenture.
ARTICLE THREE
THE ADDITIONAL GUARANTOR
Section 301. IRGH hereby fully and unconditionally guarantees, jointly and severally with the other Guarantors, to each Holder of a Security of each series heretofore authenticated and delivered by the Trustee for such Securities under the Indenture and to such Trustee for itself and on behalf of each such Holder, the due and punctual payment of principal of (and premium, if any, on) and interest on such Securities when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and all other amounts owed under the Indenture, according to the terms thereof and of the Indenture. In case of the failure of the Issuer under the Indenture promptly to make any such payment of principal (and premium, if any, on) or interest, IRGH hereby agrees to make any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer under the Indenture. IRGH acknowledges and agrees that it is subject to the covenants and conditions under the Indenture to be performed and satisfied by a Guarantor under the Indenture.
Section 302. IRGH hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, joint and several, irrespective of, and shall be unaffected by any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Issuer under such Indenture with respect thereto, by the Holder of such Security or the Trustee for the Securities of such series or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of IRGH, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article Five of the Base Indenture. IRGH hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer under the Indenture, any right to require a proceeding first against such Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that the Guarantee of IRGH will not be discharged except by payment in full of the principal of (and premium, if any, on) and interest on such Security or as otherwise set forth in the Indenture; provided, that if any Holder or the Trustee is required by any court or otherwise to return to the Issuer under the Indenture, IRGH or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer under the Indenture or IRGH any amount paid either to the Trustee or such Holder, the Guarantee of IRGH, to the extent theretofore discharged, shall be reinstated in full force and effect.
Section 303. IRGH shall be subrogated to all rights of the Holder of such Security and the Trustee for the Securities of such series against the Issuer under the Indenture in respect of any amounts paid to such Holder by IRGH pursuant to the provisions of its Guarantee; provided, however, that IRGH shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of (and premium, if any, on) and interest on all Securities of the same series issued under the Indenture shall have been paid in full.

ARTICLE FOUR

MISCELLANEOUS
Section 401. This Eighth Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture. As provided in the Indenture, this Eighth Supplemental Indenture forms a part thereof, and shall be read and construed together with the Indenture.
Section 402. This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 403. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 404. The Article headings herein are for convenience only and shall not affect the construction hereof.
Section 405. If any provision of this Eighth Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemented Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 406. In case any provision in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 407. Nothing in this Eighth Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Eighth Supplemental Indenture or the Securities.
Section 408. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighth Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the parties hereto (excluding the Trustee) and the Trustee assumes no responsibility for the correctness thereof. For the avoidance of doubt, the Trustee, by executing this Eighth Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Eighth Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture.
Section 409. All covenants and agreements in this Eighth Supplemental Indenture by the parties hereto shall bind their successors.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the date first above written.
INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

_/s/ Scott R. Williams___________
Name: Scott R. Williams
Title: Assistant Treasurer

TRANE TECHNOLOGIES LUXEMBOURG FINANCE S.A.
(f/k/a INGERSOLL-RAND LUXEMBOURG FINANCE S.A.)

By: _/s/ Pascal Campaignolle_____________
Name: Pascal Campaignolle
Title: Class A Manager

TRANE TECHNOLOGIES PLC
(f/k/a INGERSOLL-RAND PLC)

By: _/s/ Scott R. Williams_________________
Name: Scott R. Williams
Title: Assistant Treasurer

INGERSOLL-RAND COMPANY

By: _/s/ Scott R. Williams_______________
Name: Scott R. Williams
Title: Assistant Treasurer

[Signature Page to Eighth Supplemental Indenture]

TRANE TECHNOLOGIES LUX
INTERNATIONAL HOLDING COMPANY S.a.r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.a.r.l.)

By: _/s/ Pascal Campaignolle_____________________
Name: Pascal Campaignolle
Title: Class A Manager

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY
(f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY)

By: _/s/ Pascal Campaignolle_____________
Name: Pascal Campaignolle
Title: Director

TRANE TECHNOLOGIES HOLDCO INC.

By: _/s/ Scott R. Williams________________
Name: Scott R. Williams
Title: Assistant Treasurer

[Signature Page to Eighth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By: _/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]